AMENDED AND RESTATED ESCROW AGREEMENT

THIS AMENDED AND RESTATED ESCROW AGREEMENT dated as of November 24, 2015 (the “Agreement”) by and among Princeton Private Investment Fund (formerly Princeton Private Equity Fund), a Delaware business trust (the “Fund”); Princeton Fund Advisors, LLC, a Delaware limited liability company (the “Advisor”); and MUFG Union Bank, N.A., a national banking association (“Escrow Agent”).

WITNESSETH

WHEREAS, the Fund is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, the Fund desires that the Escrow Agent provide services as escrow agent, as described herein, and the Escrow Agent wishes to provide such services; and

WHEREAS, this Agreement shall replace and supersede the Escrow Agreement among the parties dated as of December 30, 2014.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

Section 1. Appointment of Escrow Agent. The Fund and the Advisor hereby appoint Escrow Agent to act as escrow agent in accordance with the terms and conditions set forth herein, and Escrow Agent hereby accepts such appointment.

Section 2. Establishment of Escrow Account. Escrow Agent will open and maintain an escrow account on the terms and conditions set forth herein in the name of Princeton Private Investment Fund Escrow Account (the “Escrow Account”). The Escrow Funds (as defined below) held in the Escrow Account will not bear interest independently of the interest that may arise from Permitted Investments (as defined below) made pursuant to Section 5 hereof.

Section 3. Wire Instructions. Wire transfer instructions for sending the Escrow Funds, as hereinafter defined, to Escrow Agent are set forth in Schedule III.

Section 4. Deposits into the Escrow Account. Escrow Agent will promptly deposit in the Escrow Account checks remitted by potential investors in the Fund (“Potential Investors”) and made payable to the Escrow Account. Potential Investors may also deposit monies in the Escrow Account by wire transfer using the payment instructions set forth in Schedule III pursuant to instructions provided to them by Fund. Such funds (the “Escrow Funds”), will be held by Escrow Agent under the terms and conditions set forth herein. The Escrow Funds, plus all interest, dividends and other distributions and payments thereon received by Escrow Agent from time to time, less any property distributed and/or disbursed in accordance with this Agreement, from time to time are collectively referred to hereinafter as the “Escrow Property”. Escrow Agent’s books and records will show the principal amount received from each Potential Investor and comprising a part of the Escrow Funds. Escrow Agent will have no duty to solicit delivery of the Escrow Funds. If a Potential Investor who has Escrow Funds in the Escrow Account is not admitted into the Fund, upon written instructions from Fund or Advisor, the Escrow Agent shall promptly return to such Potential Investor by check or wire transfer sent to the address or account of the Potential Investor in the amount of the principal balance specified in such written instructions, without interest. Such checks or wire transfers shall be sent to the address or account of the Potential Investor included in such written instructions and the Escrow Agent is not responsible for any errors in such address provided by Fund or Advisor.

Section 5. Investment of the Escrow Property.

(a) As soon as practicable after the receipt thereof, Escrow Agent will cause the Escrow Property to be invested in such Permitted Investments as defined below as Advisor or Fund may specify in writing from time to time. During the term of this Agreement, Advisor and Fund will bear and retain the sole responsibility for the selection of the investments of the Escrow Property and all risks from any such investments.

(b) “Permitted Investments” will be one or more of the following:

i.	Uninvested cash; or;

ii.	an interest bearing deposit account of Escrow Agent.

(c) Any interest or other income received on such investment and reinvestment of the Escrow Property will become part of the Escrow Property and losses incurred on such investment and reinvestment of the Escrow Property will be reflected in the value of the Escrow Property from time to time. In no event will Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder.

Section 6. Distribution of the Escrow Property. Escrow Agent will hold the Escrow Property in its possession and disburse the Escrow Property or any specified portion thereof only as follows:

(a) Upon written instructions, at each closing of each offering of Fund shares, the Escrow Agent will wire principal balances on deposit in the Escrow Account to the custody account of the Fund. However, if the Fund does not accept the subscription of a Potential Investor, then the principal amount of such Potential Investor’s subscription shall be returned without interest to such Potential Investor upon written instructions from Fund or Advisor in the amount of the principal balance specified in such written instructions, by check or wire transfer sent to the address or account of the Potential Investor included in such written instructions and the Escrow Agent is not responsible for any errors in such address or wire instructions provided by the Fund or the Advisor. Such written instructions shall be sent to the Escrow Agent by 2:00 p.m. Eastern time on the closing date with respect to each closing.

(b) Except as otherwise set forth herein, all payments of the Escrow Property will be effected by wire transfer in immediately available funds.

Section 7. Compensation of Escrow Agent. Escrow Agent will be entitled to receive payment from the Fund for all services rendered by Escrow Agent hereunder in accordance with Schedule II to this Agreement. Prior to any initial closing, the Advisor will reimburse Escrow Agent on demand for all losses, liabilities, damages, disbursements, advances or expenses paid or incurred by Escrow Agent in the administration of its duties hereunder, including, but not limited to, all counsel, advisor and agent fees and disbursements. Thereafter, the Fund will reimburse Escrow Agent on demand for all losses, liabilities, damages, disbursements, advances or expenses paid or incurred by Escrow Agent in the administration of its duties hereunder, including, but not limited to, all counsel, advisor and agent fees and disbursements. After Escrow Funds have been accepted by the Fund, Escrow Agent will have a right of set off and first lien upon the Escrow Account for payment of customary fees, costs and expenses and all such losses, liabilities, damages or expenses from time to time. Any fees, costs and expenses due and payable to the Escrow Agent will be paid by the Advisor prior to any initial closing, but after the initial closing, from the Escrow Property to the extent not otherwise paid hereunder and Escrow Agent may dispose of any Escrow Property for such purpose.

Section 8. Resignation. Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice thirty (30) calendar days prior to such resignation to the Fund and the Advisor as provided in this Section. The Fund and the Advisor may remove Escrow Agent at any time by giving written notice signed by the proper party’s Authorized Representative at least thirty (30) calendar days prior to such removal to Escrow Agent. Following such resignation or removal, a successor Escrow Agent will be appointed by the Fund and the Advisor, who will provide written notice of such to the resigning or removed Escrow Agent. Such successor Escrow Agent will become Escrow Agent hereunder, and all Escrow Property will be transferred to it upon the resignation or removal date specified in such notice. If the Fund and the Advisor are unable to appoint a successor Escrow Agent within thirty (30) calendar days after such notice, Escrow Agent may, in its sole discretion, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including but not limited to its attorney fees and expenses) incurred by Escrow Agent in connection with such proceeding will be paid by the Fund, or prior to the initial closing by the Advisor. On the resignation/removal date and after receipt of the identity of the successor Escrow Agent, Escrow Agent will deliver the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent. Upon its resignation or removal and delivery of the Escrow Property in its entirety as set forth in this Section, Escrow Agent will be discharged of and from any and all future obligations arising in connection with the Escrow Property or this Agreement.

Section 9. Indemnification of Escrow Agent. The Fund and the Advisor jointly and severally agree to indemnify and hold Escrow Agent harmless against any and all liabilities, losses, claims, damages or expenses, including reasonable attorney’s fees that Escrow Agent may incur by reason of or based upon its actions under this Agreement other than as a result of the gross negligence or willful misconduct of Escrow Agent.

Section 10. Rights. Duties and Immunities of Escrow Agent. Acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree will govern and control the rights, duties and immunities of Escrow Agent.

(a) General Duties. The duties and obligations of Escrow Agent will be determined solely by the express provisions of this Agreement and Escrow Agent will not be liable except for the performance of such duties and obligations. Escrow Agent is not a party to, and is not bound by, or required to comply with any agreement or other document out of which this Agreement may arise. Escrow Agent will not be required to inquire as to the performance or observance of any duty, obligation, term or condition under any other agreements or arrangements between the Fund and the Advisor. Escrow Agent will not be under any liability to either party hereto by reason of any failure on the part of the Fund, the Advisor or any maker, guarantor, endorser or other signatory of any document or any other third party to perform, such party’s obligations under any such document. Except for amendments to this Agreement referred to herein, and except for notifications or instructions to Escrow Agent under this Agreement, Escrow Agent will not be obliged to recognize or be chargeable with knowledge of any of the terms or conditions of any agreement between the Fund and the Advisor, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof. Escrow Agent will not be liable for the accuracy of any calculations or the sufficiency of any funds for any purpose. The Escrow Agent may establish additional accounts or subaccounts within the Escrow Fund as the Escrow Agent shall deem necessary and prudent in furtherance of its duties under this Agreement upon written notification to the Fund and the Advisor.

(b) Escrow Agent Funds. Escrow Agent will not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(c) Validity of Communications to Escrow Agent. Except for comparisons with the signature specimen provided by the parties in Schedule I, Escrow Agent will not have any responsibility to determine the authenticity or validity of any notice, direction, instruction, instrument, document or other items delivered to it by any party, or for the identity, authority or rights of persons executing or delivering any such notice, direction, instruction, instrument, document, or other items delivered to it by such party or parties. Escrow Agent is authorized to comply with and rely upon any notice, direction, instruction or other communication believed by it to have been sent or given by Fund and/or Advisor and will be fully protected in acting in accordance with such written direction or instructions given to it under, or pursuant to, this Agreement.

(d) No Fiduciary Relationship. This Agreement will not be deemed to create a fiduciary relationship among the parties hereto under state or federal law.

(e) Judicial, Regulatory or Governmental Acts. If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or any other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent will not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(f) Liability. Escrow Agent will not be liable for any action taken or omitted or for any loss or damage resulting from its actions or its performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event will Escrow Agent be liable (i) for acting in accordance with or relying upon any instructions on which it is authorized to rely pursuant to the provisions hereof, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of loss.

(g) Ambiguity or Disputes. In the event of any ambiguity or uncertainty hereunder or in any notice or other communication received by Escrow Agent hereunder, Escrow Agent is hereby authorized by Fund and Advisor to refrain from taking any action other than to retain possession of the Escrow Property, unless Escrow Agent receives written instructions, signed by an Authorized Representative of both the Fund and the Advisor which eliminates such ambiguity or uncertainty.

(h) Legal Counsel. Escrow Agent may consult with legal counsel of its own choosing, at the expense of the Fund, as to any matter relating to this Agreement and Escrow Agent will incur no liability and will be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

(i) Conflicting Claim. In the event of any dispute or conflicting claim with respect to the payment, ownership or right of possession of the Escrow Account or the Escrow Property, Escrow Agent will be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions. Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its own gross negligence or willful misconduct, all or any part of the Escrow Property until such dispute will have been settled either by mutual agreement of the parties concerned or by final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America (as notified to Escrow Agent in writing by the parties to the dispute or their Authorized Representatives and setting forth the resolution of the dispute). Escrow Agent will be under no duty whatsoever to institute, defend or partake in such proceedings. The rights of Escrow Agent under this paragraph are in addition to all other rights which it may have by law or otherwise including, without limitation, the right to file an action in interpleader.

(j) Force Majeure. Escrow Agent will not incur liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, natural catastrophes, civil or military disturbances, loss or malfunctions of utilities, any act of God or war, terrorism or the unavailability of the Federal Reserve Bank or other wire or communication facility).

(k) Electronic Communication. When Escrow Agent acts on any communication (including, but not limited to, communication with respect to the wire transfer of funds) sent by electronic transmission, Escrow Agent, absent gross negligence or willful misconduct, will not be responsible or liable in the event such communication is not an authorized or authentic communication of the party involved or is not in the form the party involved sent or intended to send (whether due to fraud, distortion or otherwise). Escrow Agent will not be liable for any losses, costs or expenses arising directly or indirectly from Escrow Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Fund or the Advisor, as the case may be, agrees to assume all risks arising out of the use of such electronic transmission to submit instructions and directions to Escrow Agent, including without limitation the risk of Escrow Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(l) Statements. Escrow Agent will furnish to the Fund (a) monthly statements containing the beginning balance of the Escrow Property as well as all principal and income transactions for the statement period and (b) a daily summary of amounts deposited and the status of available funds. Upon the Fund’s election, such statements will be delivered via Escrow Agent’s Online Trust and Custody service and upon electing such service, paper statements will be provided only upon request. Statements will be deemed to be correct and final upon receipt thereof unless the Fund notifies Escrow Agent in writing to the contrary within thirty business days of the date of such statement. The Fund waives the right to receive brokerage confirmations of security transactions effected by Escrow Agent as they occur, to the extent permitted by law. The Fund further understands that trade confirmations for securities transactions effected by Escrow Agent will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker.

(m) Degree of Care. Escrow Agent will not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives property in a similar transaction. In performing the responsibilities delegated to it under this Agreement, Escrow Agent agrees to exercise reasonable care and shall not be held liable for any damages arising out of the Fund’s or the Advisor’s performance of or failure to perform its duties under this Agreement except to the extent that damages arise directly out of Escrow Agent’s willful misfeasance, gross negligence or otherwise from a material breach of Escrow Agent’s standard of care under this Agreement. In the event of any claim brought by a third party to obtain Escrow Property, the Fund and the Advisor jointly and severally agree to indemnify and defend Escrow Agent against all demands, costs, and liability, including reasonable attorneys’ fees other than as a result of the gross negligence or willful misconduct of Escrow Agent.

(n) Confidentiality. All non-public information and advice furnished by any party to Escrow Agent shall be treated as confidential and will not be disclosed to third parties unless required by law, except that Escrow Agent may disclose (a) the identity of the Fund and/or the Advisor as a client or client reference of Escrow Agent; (b) any information required to be disclosed to any government regulator of Escrow Agent or its affiliated entities; and (c) any information to Escrow Agent’s affiliated entities and product and service providers to the extent necessary to provide the financial products and services under this Agreement. The Fund and the Advisor agree not to make any reference to Escrow Agent in connection with any offering of shares of the Fund, except as to its role as depository hereunder or as Fund custodian, if applicable, and in no event shall Fund or Advisor state or imply in any documentation or writing that Escrow Agent has investigated or endorsed the offerings in any manner whatsoever.

Section 11. Notices. All notices, instructions, and other communications hereunder must be in writing, signed by the proper party’s Authorized Representative and sent by: (i) personal delivery, overnight delivery by a recognized courier or delivery service, (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) electronic transmission, which includes fax machine, email with an imaged or scanned attachment (such as a .pdf) or other similar electronic transmission, (receipt confirmed); and become effective when delivered to the addresses noted below or such other address as may be substituted therefor by written notification by the proper party’s Authorized Representative.

If to Fund:

Company Name:	Princeton Private Equity Fund
Address City, State	8000 Norman Center, Suite 630 Minneapolis, Minnesota 55437
Attention:	John L. Sabre
Email:	john.sabre@mtyale.com
Phone:	952-897-5397
Fax:	952-897-5391

If to Advisor:

Company Name:	Princeton Fund Advisors, LLC
Address City, State	8000 Norman Center Drive, Suite 630 Minneapolis, Minnesota 55437
Attention:	John L. Sabre, Chief Executive Officer
Email:	john.sabre@mtyale.com
Phone:	952-897-5397
Fax:	952-897-5391

If to Escrow Agent, to:

MUFG Union Bank, N.A.
350 California Street, Suite 2018
San Francisco, CA 9410
Attn: Global Custody Services
Email: ITCS_Funds_l@unionbank.com
Phone: (415) 705-7205
Fax: (877) 837-3293

In the event Escrow Agent receives notices or information that is not required by this Agreement, Escrow Agent will disregard such information.

Section 12. Wiring Instructions. In the event fund transfer instructions are given other than as set forth on Schedule III attached hereto, such instructions must be communicated to Escrow Agent in writing delivered pursuant to Section 11. Escrow Agent will seek confirmation of such instructions by telephone call-back to an Authorized Representative, and Escrow Agent will rely upon the confirmations of anyone purporting to be the Authorized Representative so designated. Escrow Agent and the beneficiary’s bank in any funds transfer will rely solely upon any account numbers or similar identifying numbers provided by Fund and Advisor to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

Section 13. Termination. This Agreement shall continue until terminated by any of the parties on sixty (60) days’ prior written notice. Upon the termination of this Agreement and upon the delivery of the balance of the Escrow Property to a successor escrow agent or such other person as may be designated by written instructions, the Escrow Agent shall be released and discharged of any and all further obligations hereunder. If no successor escrow agent has been designated pursuant to written instructions to receive the balance of the Escrow Funds at the expiration of the 60-day period, the Escrow Agent shall have no further obligation hereunder except to hold the escrow funds as a depositary. Upon written notification by the Fund of the appointment of the successor, the Escrow Agent shall promptly deliver the balance of the Escrow Property to such successor, and the duties of the resigning Escrow Agent shall thereupon in all respects terminate, and it shall be released and discharged of any and all further obligations hereunder.

Section 14. Continuing Obligations. The obligations under Sections 6, 7, 8, 9, 10, 11 and 13 hereof will survive the resignation or removal of Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

Section 15. Inconsistent Provisions. The Fund and the Advisor agree that to the extent that the provisions of any other agreement relating to the Escrow Property are inconsistent with the terms of this Agreement, the terms of this Agreement will control.

Section 16. Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts each of which will be deemed to be an original, and all of which together will constitute but one and the same instrument. Executed copies of this Agreement and any amendments hereto delivered pursuant to Section 11 above will be as effective as an original to bind the parties.

Section 17. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement will in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions will not be affected thereby and will remain in full force and effect.

Section 18. Authorized Representative. The Fund and the Advisor hereby identify to Escrow Agent the officers, employees or agents designated on Schedule I attached hereto as an Authorized Representative with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to Escrow Agent. Such Schedule I may be amended and updated by written notice to Escrow Agent with a copy to the other party to this Agreement provided that failure to furnish such copy will not affect the validity of such notice to Escrow Agent. Escrow Agent will be entitled to rely on such original or amended Schedule I with respect to any party until a new Schedule I is furnished by such party to Escrow Agent.

Section 19. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California.

Section 20. Tax Matters.

(a) Withholding Forms. Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Fund and the Advisor will pay or reimburse Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and will indemnify and hold harmless Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account will be subject to withholding regulations then in force with respect to United States taxes. Due to the requirement that all escrow accounts have Taxpayer Identification Numbers documented by appropriate W-8 or W-9 forms, Fund and Advisor will return the appropriate form to Escrow Agent, duly completed and signed by the proper party’s Authorized Representative. The Fund and the Advisor acknowledge that failure to provide such forms may prevent or delay disbursement of the Escrow Property hereunder.

(b) Tax Reporting. Escrow Agent will report payments of income from the Escrow Account on an annual basis as required by law, by providing the applicable IRS Form 1099 or Form 1042-S.

(c) Owner(s) of Income. For purposes of reporting the aggregate amount of income on the Escrow Property, the Fund will be considered owner of such income.

Section 21. USA PATRIOT Act. The Fund and the Advisor will provide to Escrow Agent such information as Escrow Agent may reasonably require to permit Escrow Agent to comply with its obligations under the federal USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001). Escrow Agent will not credit any amount of the Escrow Fund or any interest or investment proceeds earned thereon, or make any payment of all or a portion of the Escrow Fund or any interest or investment proceeds earned thereon, to either the Fund or the Advisor unless and until such party has provided to Escrow Agent such documents as Escrow Agent may require to permit Escrow Agent to comply with its obligations under such Act.

Section 22. Miscellaneous.

(a) The rights and remedies conferred upon the parties hereto will be cumulative, and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder will not preclude the subsequent exercise of such right or remedy.

(b) This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and will not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

(c) Each party hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, (ii) that the execution, delivery and performance of this Agreement by the parties hereto does not and will not violate any applicable law or regulation, and (iii) this Agreement hereby replaces and supersedes the Escrow Agreement among the parties dated as of December 30, 2014.

(d) The headings contained in this Agreement are for convenience of reference only and will have no effect on the interpretation or operation hereof.

(e) Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by the proper party’s Authorized Representative and Escrow Agent, and no waiver of any provision hereof will be effective unless expressed in a writing signed by the proper party’s Authorized Representative and Escrow Agent.

No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

(f) Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which Escrow Agent will be a party, or any entity succeeding to all or substantially all the business of Escrow Agent will be the successor of Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRINCETON PRIVATE INVESTMENT FUND

By:
Name: Christopher Moran
Title: Treasurer

PRINCETON FUND ADVISORS, LLC

By:
Name: John L. Sabre
Title: Chief Executive Officer

MUFG UNION BANK, N.A. as Escrow Agent

By:
Name: Margaret Bond
Title: Director
12/4/15

SCHEDULE I

Escrow Account Signing Authority1

Authorized Representative(s) of the Fund

Signature:	Signature:
Print: John L. Sabre	Print: Christopher Moran
Title: President and Trustee	Title: Treasurer
Phone: 952-897-5397	Phone: 952-897-5382
Fax: 952-897-5391	Fax: 952-897-5391
Email: john.sabre@mtyale.com	Email: chris.moran@mtyale.com

Certification: The undersigned certifies that each of the individuals listed above is an authorized representative of the Fund with respect to any instruction or other action to be taken in connection with the Escrow Agreement and MUFG Union Bank, N.A. will be entitled to rely on such list until a new list is furnished to MUFG Union Bank, N.A. The undersigned further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Signature:	**
Name: Daniel Amen
Its: Secretary
Date: 11-24-15

** To be signed by corporate secretary/assistant secretary or other authorized officer, manager or authorized officer of manager not named above. When the secretary, or other authorized officer, manager or authorized officer of manager, is among those authorized above, there must be an additional verifying signature space provided below. For entities other than corporations, an authorized signatory not signing above should sign this Escrow Account Signing Authority.

(Additional signature, if required)

Signature: ____________________
Name: _______________________
Its: _________________________
Date: ________________________

[1]	Signature specimen must be on the same page as the certification signatures. Counterparts will not be accepted.

Escrow Account Signing Authority (continued)

Authorized Representative(s) of Advisor

Signature:	Signature:
Print: John L. Sabre	Print: Greg Anderson
Title: Chief Executive Officer	Title: Chief Investment Officer
Phone: 952-897-5397	Phone: 303-382-2855
Fax: 952-897-5391	Fax: 303-382-2888
Email: john.sabre@mtyale.com	Email: greg.anderson@princetonfundadvisors.com

Certification: The undersigned certifies that each of the individuals listed above is an authorized representative of the Advisor with respect to any instruction or other action to be taken in connection with the Escrow Agreement and MUFG Union Bank, N.A. will be entitled to rely on such list until a new list is furnished to MUFG Union Bank, N.A. The undersigned further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Signature:	**
Name: Michael J. Sabre
Its: Chief Financial Officer
Date: 11-24-15

** To be signed by corporate secretary/assistant secretary or other authorized officer, manager or authorized officer of manager not named above. When the secretary, or other authorized officer, manager or authorized officer of manager, is among those authorized above, there must be an additional verifying signature space provided below. For entities other than corporations, an authorized signatory not signing above should sign this Escrow Account Signing Authority.

(Additional signature, if required)

Signature: ____________________
Name: _______________________
Its: _________________________
Date: ________________________

SCHEDULE II

ESCROW AGENT COMPENSATION

waived

SCHEDULE III

Wire Instructions:

If to the Fund:

MUFG Union Bank, N. A.
Swift BIC: BOFCUS33MPK
Monterey Park, CA 91755
TRUSF Branch 09569
ATTN: Domestic Custody
ABA# 122000496
For Credit to Trust Account #: 6734306830
(Insert Trust account # in the “BNF_ID” or Beneficiary ID field)
Trust Account Name Princeton Private Investment Fund

If to Advisor:

ABA No.: 091 000 022
Bank Name: US Bank, NA
Princeton Fund Advisors
Account No. 104782591358

If to Escrow Agent:

MUFG Union Bank, N.A.
Swift BIC: BOFCUS33MPK
Monterey Park, CA 91755
TRUSF Branch 09569
ATTN: Domestic Custody
ABA# 122000496
For Credit to Trust Account#: 6734306831
(Insert Trust account # in the “BNF_ID” or Beneficiary ID field)
Trust Account Name Princeton Private Investment Fund

965717.2